SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2011

Date of Report
(Date of Earliest Event Reported)

GREENHOUSE SOLUTIONS INC.

  (Exact name of registrant as specified in its charter)

Nevada	333-167655	45-2094634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Research Dr., Suite 402, Shelton, Connecticut 06484

  (Address of principal executive offices)

(203) 242-3065
(Registrant's telephone number, including area code)

N/A

  (Former name and former address, if changed since last report)

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Election of Directors

Effective September 9, 2011, Mr. George (Gyorgy) Dory was appointed as Director, President, Secretary and Treasurer of Greenhouse Solutions Inc.( the Company).

At the same time Michael Grischenko and Natalya Lastovka resigned as Directors and from their positions as officers of the Company.

Mr. Dory purchased the control block of common shares formerly held by Mr. Grischenko and Ms. Lastovka.

From February 26, 2010 until August 29, 2011, Mr Dory served as President and a Director of Tuffnell Ltd.. From January to April 2009, he was the Finance Director for manufacturing with Alstom Power Systems. From November 2006 to March 2008, he was the Finance Operational Controller with Honeywell Technologies Sarl. From September 2005 to November 2006, he was the Financial Controller for Honeywell Hotechnikai Kft., and between 1999 and 2005, he was the Financial Director/Controller of Tyco Electronics Hungary Kft.

In 1982, Mr. Dory received his bachelors of business administration from Concordia University, and in 1985 he received his MBA from Concordia University.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenhouse Solutions Inc.

Date: September 9, 2011	By:	/s/ George Dory
George Dory , President